UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 S. Federal Hwy. Suite 248 Deerfield Beach, FL.	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 368-5067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2012, Options Media Group Holdings, Inc. (the “Company”) appointed Mr. Keith St. Clair to serve as Interim Chief Executive Officer. The Company also appointed Mr. Michael Moran to serve as its Director of Business Development.

In connection with his appointment, Mr. St. Clair was granted stock options equal to 10% of the Company’s total outstanding shares, on a fully diluted basis, with an exercise price of $0.001 and a term of three years.

Mr. St. Clair is the Company’s current sole director.

Item 8.01 Other Events

The Company reduced the conversion price of its outstanding Series G and H Convertible Preferred Stock to $0.001 from their previous conversion prices in consideration for additional investment received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: October 26, 2012	By:	/s/ Keith St. Clair
	Name:	Keith St. Clair
	Title:	Chairman